                      SECURITIES AND EXCHANGE COMMISSION
                                    FORM 8-K
                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchanges Act of 1934



                         Date of Report April 22, 1998



                       TELEPORT COMMUNICATIONS GROUP INC.
             (Exact Name of Registrant as specified in its Charter)


Delaware                               0-20913           13-3173139
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(State or Other Jurisdiction of       (Commission   (IRS Employer
Incorporation)                        File Number)  Identification No.)


437 Ridge Road, Executive Building 3, Dayton, New Jersey    08810
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(Address of Principal Executive Offices)                 (Zip Code)



Registrant's Telephone Number, Including Area Code    (732) 392-2000
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ITEM 5    OTHER EVENTS

TELEPORT COMMUNICATIONS GROUP INC. COMPLETES THE MERGER WITH ACC CORP.

Teleport Communications Group Inc.("TCG") (Nasdaq/NM:TCGI) announced the completion of the merger with ACC Corp.("ACC") (Nasdaq/NM:ACCC) effective
today.   ACC is a provider of competitive telecommunications services in the
United States, Canada and Western Europe with annualized revenues in excess of $452 million and total assets of over $328 million.

The merger was a stock-for-stock transaction with an exchange ratio of  0.90909
of a share of TCG stock for one share of ACC stock.   The total value of the
transaction is approximately $1.1 billion.

"We are very pleased to have executed this merger on such a timely basis and we welcome ACC to the TCG family," said Bob Annunziata, TCG's Chairman, President, and Chief Executive Officer. "This compelling strategic business combination will significantly strengthen the competitive position of both companies and broaden TCG's presence domestically as well as internationally. The completion of the merger brings TCG's metropolitan statistical service areas (MSAs) to 82 from 65 at year-end 1997. TCG and ACC have made significant progress in integrating our teams to ensure a smooth transition, and we expect to continue with our entrepreneurial culture, commitment to our customers and excellent financial performance."

TCG is the nation's first and largest provider of competitive local telecommunications services, selling both fiber optic and broadband wireless facilities to serve information intensive businesses with an array of advanced voice, data, video and Internet services.

This press release contains forward-looking statements that involve risks and uncertainties detailed in the Company's SEC reports and registration statements. Actual results may vary materially.
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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto duly authorized.


                              TELEPORT COMMUNICATIONS GROUP INC.


                                         /s/ Maria Terranova-Evans
Dated: August 4, 1998               By:  _____________________________
                                    Name:     Maria Terranova-Evans
                                    Title:    Vice President and Controller